American Funds Insurance Series
333 South Hope Street
Los Angeles, California  90071-1406
Phone (213) 486 9200
Fax (213) 486 9455

For period ending 12/31/09
File number 811-03857

77C.  The Board of Trustees of American Funds Insurance Series presented several proposals to its shareholders.  These measures were designed to increase investment flexibility, streamline fund administration and reduce expenses.  The fund’s shareholder meeting was held November 24, 2009.

The results of the proposals submitted to vote for American Funds Insurance Series are as follows:

Election of Trustees:

Trustee	Votes For	Votes Withheld
Lee A. Ault III	4,730,109,280	161,267,856
William H. Baribault	4,739,827,517	151,549,619
James K. Dunton	4,735,451,940	155,925,196
James G. Ellis	4,739,246,598	152,130,538
Martin Fenton	4,731,205,322	160,171,814
Leonard R. Fuller	4,739,064,321	152,312,815
W. Scott Hedrick	4,738,123,316	153,253,820
R. Clark Hooper	4,738,762,830	152,614,306
Merit E. Janow	4,740,446,640	150,930,496
Laurel B. Mitchell	4,741,968,165	149,408,971
Donald D. O'Neal	4,742,232,099	149,145,037
Frank M. Sanchez	4,737,835,190	153,541,946
Margaret Spellings	4,735,938,896	155,438,240
Steadman Upham	4,735,368,651	156,008,485

Approval of an agreement to reorganize the series from a Massachusetts Business Trust into a Delaware Statutory Trust:

Votes For	Votes Against	Votes Abstaining
4,665,579,361	116,755,040	109,042,735

Approval to update the fund’s fundamental investment policies:
a.	Policy regarding borrowing
b.	Policy regarding issuance of senior securities
c.	Policy regarding underwriting
d.	Policy regarding investments in real estate or commodities
e.	Policy regarding lending
f.	Policy regarding industry concentration
g.	The elimination of certain policies

Global Discovery Fund

	Votes For	Votes Against	Votes Abstaining
3a.	18,075,860	485,611	196,572
3b.	18,176,983	391,048	190,012
3c.	18,228,216	315,056	214,771
3d.	18,145,696	429,276	183,071
3e.	18,147,228	435,348	175,467
3f.	18,233,250	335,736	189,057
3g.	18,239,362	332,218	186,463

Global Growth Fund

	Votes For	Votes Against	Votes Abstaining
3a.	240,852,688	8,345,142	5,745,972
3b.	241,883,064	7,847,581	5,213,157
3c.	242,208,147	7,155,167	5,580,488
3d.	240,937,573	8,569,373	5,436,856
3e.	240,970,660	8,480,170	5,492,972
3f.	241,777,940	7,437,719	5,728,143
3g.	240,912,878	7,985,773	6,045,151

Global Small Capitalization Fund

	Votes For	Votes Against	Votes Abstaining
3a.	171,297,379	6,052,636	4,106,732
3b.	171,568,184	5,830,737	4,057,826
3c.	172,238,688	5,111,277	4,106,782
3d.	171,413,742	6,144,646	3,898,359
3e.	171,182,641	6,266,314	4,007,792
3f.	172,040,769	5,455,682	3,960,296
3g.	171,218,702	5,892,297	4,345,748

Growth Fund

	Votes For	Votes Against	Votes Abstaining
3a.	483,708,769	17,578,469	11,718,098
3b.	484,971,175	16,499,444	11,534,717
3c.	485,891,167	15,296,460	11,817,709
3d.	483,447,053	18,150,949	11,407,334
3e.	483,011,706	18,242,702	11,750,928
3f.	485,599,296	15,413,825	11,992,215
3g.	483,548,349	16,662,067	12,794,920

International Fund

	Votes For	Votes Against	Votes Abstaining
3a.	476,975,482	15,352,282	10,730,581
3b.	477,914,217	14,151,050	10,993,078
3c.	478,941,460	13,188,201	10,928,684
3d.	476,938,104	15,282,519	10,837,722
3e.	476,442,864	15,663,720	10,951,761
3f.	478,445,571	13,192,459	11,420,315
3g.	476,555,372	14,808,920	11,694,053

New World Fund

	Votes For	Votes Against	Votes Abstaining
3a.	93,027,365	2,990,495	1,699,338
3b.	93,386,772	2,702,766	1,627,660
3c.	93,545,498	2,579,374	1,592,326
3d.	93,346,965	2,838,076	1,532,157
3e.	93,257,222	2,879,479	1,580,497
3f.	93,427,214	2,575,850	1,714,134
3g.	93,226,969	2,698,322	1,791,907

Blue Chip Income and Growth Fund

	Votes For	Votes Against	Votes Abstaining
3a.	420,088,021	11,089,674	8,001,132
3b.	420,207,790	11,034,184	7,936,853
3c.	420,735,855	9,894,795	8,548,177
3d.	419,203,937	11,864,196	8,110,694
3e.	418,846,597	12,059,153	8,273,077
3f.	420,050,146	10,681,934	8,446,747
3g.	419,752,549	10,933,989	8,492,289

Global Growth and Income Fund

	Votes For	Votes Against	Votes Abstaining
3a.	215,546,540	6,056,680	4,864,167
3b.	216,294,796	5,425,670	4,746,921
3c.	216,576,572	5,276,672	4,614,143
3d.	215,483,387	6,603,074	4,380,926
3e.	215,183,834	6,371,941	4,911,612
3f.	216,631,548	4,971,257	4,864,582
3g.	215,760,578	5,503,297	5,203,512

Growth-Income Fund

	Votes For	Votes Against	Votes Abstaining
3a.	724,145,441	24,380,570	17,472,898
3b.	726,065,715	22,376,416	17,556,778
3c.	727,371,032	20,987,025	17,640,852
3d.	723,113,056	25,922,246	16,963,607
3e.	722,972,297	25,394,529	17,632,083
3f.	726,248,333	21,106,709	18,643,867
3g.	723,979,639	22,785,967	19,233,303

International Growth and Income Fund

	Votes For	Votes Against	Votes Abstaining
3a.	5,233,125	48,240	2,646
3b.	5,203,516	74,088	6,407
3c.	5,230,541	44,417	9,053
3d.	5,217,660	63,934	2,417
3e.	5,195,618	79,340	9,053
3f.	5,235,315	48,696	0
3g.	5,206,023	56,113	21,875

Asset Allocation Fund

	Votes For	Votes Against	Votes Abstaining
3a.	609,468,204	18,001,391	16,747,356
3b.	611,266,352	16,871,604	16,078,995
3c.	612,123,502	15,800,696	16,292,753
3d.	608,769,557	19,311,492	16,135,902
3e.	608,656,272	19,279,364	16,281,315
3f.	611,529,043	15,730,362	16,957,546
3g.	608,419,074	17,517,348	18,280,529

Bond Fund

	Votes For	Votes Against	Votes Abstaining
3a.	700,599,857	21,758,776	17,541,540
3b.	702,858,004	20,003,853	17,038,316
3c.	703,431,982	18,729,650	17,738,541
3d.	700,423,897	22,346,290	17,129,986
3e.	701,145,069	21,252,233	17,502,871
3f.	702,889,546	19,257,699	17,752,928
3g.	700,817,993	21,032,414	18,049,766

Global Bond Fund

	Votes For	Votes Against	Votes Abstaining
3a.	85,625,032	2,349,110	2,002,819
3b.	85,713,358	2,271,059	1,992,544
3c.	85,763,145	1,585,097	2,628,719
3d.	85,530,417	2,541,768	1,904,776
3e.	85,570,207	2,559,521	1,847,233
3f.	85,920,266	1,935,363	2,121,332
3g.	85,008,367	2,459,036	2,509,558

High-Income Bond Fund

	Votes For	Votes Against	Votes Abstaining
3a.	141,204,513	5,991,741	2,171,769
3b.	141,205,175	6,004,454	2,158,394
3c.	141,281,699	5,967,390	2,118,934
3d.	141,462,948	5,975,518	1,929,557
3e.	141,066,330	6,136,783	2,164,910
3f.	141,860,732	5,464,829	2,042,462
3g.	140,873,052	5,998,094	2,496,877

U.S. Government/AAA-Rated Securities Fund

	Votes For	Votes Against	Votes Abstaining
3a.	163,744,558	11,302,279	4,872,113
3b.	167,803,798	7,993,097	4,122,055
3c.	167,299,382	8,052,578	4,566,990
3d.	164,292,013	11,311,128	4,315,809
3e.	167,176,224	8,017,128	4,725,598
3f.	167,929,577	7,745,241	4,244,132
3g.	164,127,583	11,246,516	4,544,851

Cash Management Fund

	Votes For	Votes Against	Votes Abstaining
3a.	76,209,414	3,785,171	2,132,888
3b.	77,586,124	2,985,778	1,555,571
3c.	77,368,477	3,151,032	1,607,964
3d.	76,875,255	3,676,558	1,575,660
3e.	76,846,834	3,290,175	1,990,464
3f.	77,880,145	2,814,741	1,432,587
3g.	76,997,928	2,850,929	2,278,616

Approval of a policy allowing Capital Research and Management Company to appoint subsidiary advisers to manage the day-to-day investment activities of the fund without additional shareholder approval:

Fund	Votes For	Votes Against	Votes Abstaining
Global Discovery Fund	18,103,893	469,001	185,149
Global Growth Fund	239,277,242	10,352,562	5,313,998
Global Small Capitalization Fund	169,659,195	7,892,072	3,905,480
Growth Fund	478,762,388	22,892,274	11,350,674
International Fund	471,849,266	20,327,792	10,881,287
New World Fund	92,706,587	3,553,226	1,457,385
Blue Chip Income and Growth Fund	416,831,360	14,506,417	7,841,050
Global Growth and Income Fund	214,050,936	8,044,647	4,371,804
Growth-Income Fund	716,673,856	32,255,559	17,069,494
International Growth and Income Fund	5,216,470	60,124	7,417
Asset Allocation Fund	602,985,973	25,157,404	16,073,574
Bond Fund	694,108,684	28,705,630	17,085,859
Global Bond Fund	84,340,965	3,345,047	2,290,949
High-Income Bond Fund	140,786,680	6,280,275	2,301,068
U.S. Government/AAA-Rated Securities Fund	163,342,941	11,833,542	4,742,467
Cash Management Fund	76,737,440	3,843,321	1,546,712

Approval of amendments to the fund’s Investment Advisory and Service Agreement with Capital Research and Management Company:

Fund	Votes For	Votes Against	Votes Abstaining
Global Discovery Fund	18,311,370	254,987	191,686
Global Growth Fund	242,204,782	7,671,631	5,067,389
Global Small Capitalization Fund	171,647,076	5,949,270	3,860,401
Growth Fund	485,265,504	17,034,447	10,705,385
International Fund	477,935,416	14,290,069	10,832,860
New World Fund	93,471,680	2,805,656	1,439,862
Blue Chip Income and Growth Fund	422,801,268	9,590,280	6,787,279
Global Growth and Income Fund	217,080,339	4,905,582	4,481,466
Growth-Income Fund	727,088,094	22,776,337	16,134,478
International Growth and Income Fund	5,228,574	40,006	15,431
Asset Allocation Fund	610,823,507	17,518,724	15,874,720
Bond Fund	704,237,266	19,489,539	16,173,368
Global Bond Fund	85,544,355	2,375,290	2,057,316
High-Income Bond Fund	142,416,433	5,356,536	1,595,054
U.S. Government/AAA-Rated Securities Fund	165,090,482	10,877,528	3,950,940
Cash Management Fund	77,022,218	2,848,483	2,256,772

Approval of a form of Subsidiary Agreement and appointment of subsidiary advisor(s) for the fund:

Fund	Votes For	Votes Against	Votes Abstaining
Global Discovery Fund	18,216,337	334,211	207,495
Global Growth Fund	240,814,143	8,785,746	5,343,913
Global Small Capitalization Fund	170,675,609	6,706,271	4,074,867
Growth Fund	481,846,495	19,461,501	11,697,340
International Fund	474,776,047	17,425,070	10,857,228
New World Fund	93,044,920	3,139,633	1,532,645
Blue Chip Income and Growth Fund	418,824,731	12,392,993	7,961,103
Global Growth and Income Fund	215,439,150	6,364,947	4,663,290
Growth-Income Fund	722,006,161	26,755,244	17,237,504
International Growth and Income Fund	5,236,106	47,905	0
Asset Allocation Fund	607,171,498	20,564,440	16,481,013
Bond Fund	697,294,353	25,597,761	17,008,059
Global Bond Fund	85,041,379	2,587,796	2,347,786
High-Income Bond Fund	141,025,862	5,965,116	2,377,045
U.S. Government/AAA-Rated Securities Fund	167,380,852	8,173,055	4,365,043
Cash Management Fund	77,684,883	3,319,933	1,122,657

Approval of changes to an investment policy of Global Discovery Fund that would broaden the fund’s investment strategy by expanding its investment universe to companies outside of any particular area or sector:

Votes For	Votes Against	Votes Abstaining
18,245,746	278,037	234,260